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                                                                  Exhibit 23.1



                        Consent of Independent Accountants


    We consent to the inclusion in this registration statement on Form S-8 of our report dated February 28, 1997, except for Notes 1 and 9 as to which the date is July 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of CMP Media Inc. and subsidiaries.


New York, New York                  /s/ Coopers & Lybrand L.L.P.
October 31, 1997                    Coopers & Lybrand L.L.P.